UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2010

ORB AUTOMOTIVE CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Island	000-52341	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Shenzhen ORB-Fortune New-Material Co., Ltd Room O-R, Floor 23, Building A, Fortune Plaza Shennan Road, Futian District Shenzhen, Guangdong People’s Republic of China	518040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86(755) 8204-6828

Action Acquisition Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On November 3, 2010, ORB Automotive Corporation (formerly Action Acquisition Corporation), a Cayman Islands exempted company (the “Company”), completed the acquisition of 100% of the equity interest in Hebei Xinhua Rubber Sealing Group Liuzhou Sealing Co., Ltd., a company registered in the People’s Republic of China (“Liuzhou Rubber Sealing”), from Liuzhou Rubber Sealing’s shareholders. This transaction was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 27, 2010 (the “Original 8-K”). Pursuant to the terms of the stock purchase agreement among the parties (the “Stock Purchase Agreement”), all of the issued and outstanding shares of Liuzhou Rubber Sealing were exchanged for 2.06 million ordinary shares of the Company. The Stock Purchase Agreement contained such representations, warranties, obligations and conditions as are customary for transactions of the type governed by such agreements. The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement which was filed as Exhibit 2.1 to the Original 8-K and described therein, and is incorporated herein by reference.

Founded in November 2006, Liuzhou Rubber Sealing manufactures rubber gaskets and sealants for automobile window and doors and has manufacturing facilities located in the New Industrial Park of Liuzhou City, Guangxi Province, China. Liuzhou Rubber Sealing employees 280 people, including 45 engineers and technicians and reported revenues of RMB 40 million (approximately US$5,993,955 at the time of execution of the Stock Purchase Agreement) for 2009. As a result of the share exchange, Liuzhou Rubber Sealing became a wholly owned subsidiary of the Company.

Prior to the closing of the transaction, there were no material relationships between the Company and Liuzhou Rubber Sealing, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than in respect of the Stock Purchase Agreement.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On November 2, 2010, pursuant to an Information Statement on Schedule 14C mailed on October 12, 2010 to shareholders of record as of the close of business on September 23, 2010, the Company held a general meeting of shareholders (the “Meeting”)

The proposals voted on and approved or disapproved by the shareholders of the Company at the Meeting, and the results of the voting on such proposals, were as follows:

Proposal	Votes For	Votes Against	Abstentions

No. 1. Vote to approve change of the name of the Company from Action Acquisition Corporation to ORB Automotive Corporation	20,018,262	0	0

No. 2. The Company’s shareholders agreed to effect a one-for-three consolidation of the Company’s issued and outstanding ordinary shares and to increase the amount of the Company’s ordinary shares from 39,062,500 shares to 100,000,000 shares	20,018,262	0	0

The forgoing proposals, having passed by the requisite affirmative votes of the shareholders, were submitted for filing to the Registrar of Companies of the Cayman Islands on November 3, 2010 and are deemed effective on that date.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The Audited Financial Statements of Liuzhou Rubber Sealing as of December 31, 2009 and 2008 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

The Unaudited Financial Statements of Liuzhou Rubber Sealing as of September 30, 2010 and 2009 are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

(b)	PRO FORMA FINANCIAL INFORMATION.

On November 3, 2010, the Company acquired 100% of the outstanding securities of Liuzhou Rubber Sealing, a company registered under the laws of the PRC. Pro forma financial statements are filed as Exhibit 99.3 to this current report and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to the Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ORB AUTOMOTIVE CORPORATION

Date: March 9, 2011	By:	/s/ Junning Ma
Junning Ma President and Chief Executive Officer

Exhibit No.	Description of Exhibit

99.1	Audited Financial Statements of Liuzhou Rubber Sealing as of December 31, 2009 and 2008

99.2	Unaudited Financial Statements of Liuzhou Rubber Sealing as of September 30, 2010 and 2009

99.3	Pro Forma Financial Statements of ORB Automotive Corporation and Liuzhou Rubber Sealing as of December 31, 2009 and September 30, 2010